SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material pursuant to ss. 240.14a-12

MHI Hospitality Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MHI HOSPITALITY CORPORATION

March 29, 2011

Dear Stockholder:

On behalf of the board of directors and management of MHI Hospitality Corporation (the “Company”), I cordially invite you to attend the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the William & Mary Alumni House, 1 Alumni Drive, Williamsburg, Virginia 23185, on Tuesday, April 19, 2011 at 9:00 a.m., local time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company, as well as a representative of Witt Mares, PLC, certified public accountants, will be present to respond to any questions that you may have.

You will be asked to elect seven (7) directors and to ratify the appointment of Witt Mares, PLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The board of directors has approved each of these proposals and recommends that you vote “FOR” them.

Your vote is important. Regardless of the number of shares you own and regardless of whether you plan to attend the Annual Meeting, I encourage you to read the enclosed proxy statement carefully and sign and return your enclosed proxy card, or follow the instructions to vote by internet or telephone, as promptly as possible because a failure to do so could cause a delay in the Annual Meeting and additional expense to the Company. A postage-paid return envelope is provided for your convenience. This will not prevent you from voting in person, but it will assure that your vote will be counted if you are unable to attend the Annual Meeting. If you do decide to attend the Annual Meeting and feel for whatever reason that you want to change your vote at that time, you will be able to do so. If you are planning to attend the Annual Meeting, please let us know by marking the appropriate box on the proxy card.

Sincerely yours,

Andrew M. Sims
Chairman and Chief Executive Officer

410 W. Francis Street, Williamsburg, Virginia 23185

MHI HOSPITALITY CORPORATION

410 W. FRANCIS STREET

WILLIAMSBURG, VIRGINIA 23185

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 19, 2011

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of MHI Hospitality Corporation (the “Company”), will be held at the William & Mary Alumni House, 1 Alumni Drive, Williamsburg, Virginia 23185, on Tuesday, April 19, 2011 at 9:00 a.m., local time, for the following purposes:

1.	To elect seven (7) directors to the board of directors of the Company;

2.	To ratify the appointment of Witt Mares, PLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

The board of directors is not aware of any other business to come before the Annual Meeting. Stockholders of record at the close of business on March 1, 2011 are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. To obtain directions to attend the Annual Meeting and vote in person, please call Investor Relations at (757) 229-5648.

A copy of the Company’s 2010 Annual Report to Stockholders is enclosed.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WE ENCOURAGE YOU TO VOTE BY PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE ANNUAL MEETING EVEN IF YOU CANNOT ATTEND. ALL STOCKHOLDERS OF RECORD CAN VOTE BY WRITTEN PROXY CARD, BY TELEPHONE AT 1-800-690-6903, OR OVER THE INTERNET AT WWW.PROXYVOTE.COM. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE ANNUAL MEETING. PURSUANT TO A NEW YORK STOCK EXCHANGE (“NYSE”) RULE APPLICABLE TO NYSE-MEMBER BROKERS, IF YOUR SHARES ARE HELD BY YOUR BROKER AND YOU DO NOT GIVE YOUR BROKER VOTING INSTRUCTIONS, YOUR SHARES WILL NOT BE VOTED IN CONNECTION WITH MATTERS DEEMED BY THE NYSE TO BE “DISCRETIONARY.” SUCH MATTERS INCLUDE, BUT ARE NOT LIMITED TO, THE ELECTION OF DIRECTORS.

BY ORDER OF THE BOARD OF DIRECTORS

WILLIAM J. ZAISER
SECRETARY

Williamsburg, Virginia

March 29, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 19, 2011

The proxy statement and annual report to security holders are available on our website at www.MHIHospitality.com.

IMPORTANT: PLEASE READ THE PROXY STATEMENT AND THEN PROMPTLY INDICATE YOUR VOTING INSTRUCTIONS: (1) BY TELEPHONE BY CALLING 1-800-690-6903; (2) OVER THE INTERNET AT WWW.PROXYVOTE.COM; OR (3) BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE.

PROXY STATEMENT

OF

MHI HOSPITALITY CORPORATION

410 W. FRANCIS STREET

WILLIAMSBURG, VIRGINIA 23185

ANNUAL MEETING OF STOCKHOLDERS

APRIL 19, 2011

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “board”) of MHI Hospitality Corporation (the “Company”) to be used at the 2011 Annual Meeting of Stockholders which will be held at the William & Mary Alumni House, 1 Alumni Drive, Williamsburg, Virginia 23185, on Tuesday, April 19, 2011 at 9:00 a.m., local time (the “Annual Meeting”). The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are being mailed to stockholders on or about March 29, 2011.

All properly executed written proxies that are delivered pursuant to this proxy statement will be voted on all matters that properly come before the Annual Meeting for a vote. If your signed proxy specifies instructions with respect to matters being voted upon, your shares will be voted in accordance with your instructions. If no instructions are specified, your shares will be voted (a) “FOR” the election as directors of the nominees named in Proposal I, (b) “FOR” Proposal II (ratification of independent registered public accounting firm), and (c) in the discretion of the proxy holders, as to any other matters that may properly come before the Annual Meeting. Your proxy may be revoked at any time prior to being voted by: (i) filing with the Company’s Corporate Secretary (William J. Zaiser, at 410 W. Francis Street, Williamsburg, Virginia 23185) written notice of such revocation; (ii) submitting a duly executed proxy bearing a later date; or (iii) attending the Annual Meeting and giving the Corporate Secretary notice of your intention to vote in person. Voting by telephone, Internet or mail will not prevent you from later revoking that proxy and voting in person at the Annual Meeting.

VOTING SECURITIES AND VOTE REQUIRED

The board of directors has fixed the close of business on March 1, 2011 (the “Record Date”) as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 9,586,786 shares of the Company’s common stock, $0.01 par value, outstanding. Each stockholder of record on the Record Date is entitled to one vote for each share held.

The presence in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Shares represented by proxies received by the Company but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting. Proxies received by the Company that reflect “broker non-votes” (i.e., proxies relating to shares held by brokers or other nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on one or more but not all matters, the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. In the event there are not sufficient votes for a quorum or to ratify any proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

We need your vote. Our stockholders are always encouraged to review the proxy materials and vote their shares. Under New York Stock Exchange (“NYSE”) Rule 452, brokers who are voting with respect to shares held in street name have the discretion to vote such shares on routine matters but not on non-routine matters (so called “discretionary” matters), which include the election of directors. For purposes of the election of directors, proxies received by the Company that reflect abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

As to the election of directors, the enclosed proxy enables a stockholder to vote “FOR” the election of the nominees proposed by the board of directors, or to withhold authority to vote for the nominee being proposed. Directors are elected by a plurality of votes of the shares present in person or represented by proxy at a meeting and entitled to vote in the election of directors.

As to the ratification of the independent registered public accounting firm, which is submitted as Proposal II, a stockholder may: (i) vote “FOR” the ratification; (ii) vote “AGAINST” the ratification; or (iii) “ABSTAIN” with respect to the ratification. Unless otherwise required by law, Proposal II and all other matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) broker non-votes or (b) proxies marked “ABSTAIN” as to that matter.

PRINCIPAL HOLDERS

The following table sets forth the beneficial ownership of shares of common stock as of March 1, 2011 for each person or group known to us to be holding more than 5.0% of the common stock, for each director and named executive officer and for the directors and executive officers of our company as a group. As of March 1, 2011, our company had outstanding 9,586,786 shares of its common stock, $.01 par value per share. The table shows the number of shares of common stock and the number of partnership interests or units in our operating partnership the person “beneficially owns,” as determined by the rules of the SEC. The operating partnership is controlled by our company as its sole general partner. Our operating partnership is obligated to redeem each unit at the request of the holder thereof for the cash value of one share of common stock or, at our option, one share of common stock.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned		Number of Units Beneficially Owned		Total	Percent of Class(2)
Andrew M. Sims(3)	588,355	(4)	689,597	(5)	1,277,952	12.4
Cheong Family	368,168	(6)	364,086	(6)	732,254	7.4
Christopher L. Sims(3)	—		689,597	(5)	689,597	6.7
Kim E. Sims(3)	60,250	(5)	559,597	(5)	619,847	6.1
Zayma Realty Holdings Inc.	540,902	(7)	—		540,902	5.6
Edward S. Stein	16,500	(8)	333,099	(9)	349,599	3.5
William J. Zaiser	34,625	(10)	214,981	(11)	249,606	2.6
David R. Folsom	209,806	(12)	—		209,806	2.2
James P. O’Hanlon	47,250	(13)	—		47,250	*
J. Paul Carey	22,500	(8)	—		22,500	*
General Anthony C. Zinni	21,028	(8)	—		21,028	*
Patrick V. Fiel, Jr.	21,000	(14)			21,000
Anthony E. Domalski	10,000	(15)			10,000
David J. Beatty	2,483		—		2,483	*
All executive officers and directors as a group (11 persons)	1,031,314		2,365,709		3,397,023	28.4

*	Represents less than 1% of the number of shares of common stock of the Company.

(1)	Unless otherwise indicated, the named stockholders have sole voting power with respect to all shares shown as being beneficially owned by them. Includes all restricted stock grants, including those that will vest on December 31, 2011.

(2)	Assumes that all units of our operating partnership held by such person or group of persons are redeemed for common stock (regardless of when such units are redeemable). The total number of shares outstanding used in calculating the ownership interest of the named holders of units in the operating partnership is based on the deemed conversion of only the units owned by such holder into shares of common stock.

(3)	Andrew M. Sims, Kim E. Sims and Christopher L. Sims are siblings.

(4)	Includes 33,500 shares of common stock granted under our 2004 Long-Term Incentive Plan. Also includes 15,000 shares of our common stock granted pursuant to Mr. Sims’ employment agreement with us that were fully vested on January 1, 2011. Includes 156,250 shares held by Susan L. Sims, Andrew M. Sims’ spouse. Includes 156,250 shares held by the family limited partnership of Andrew M. Sims.

(5)	Andrew M. Sims, Kim E. Sims and Christopher L. Sims each received 605,166 units in connection with our initial public offering. On July 22, 2005, the family limited partnerships of Andrew M. Sims, Kim E. Sims and Christopher L. Sims each received 23,850 units in connection with our acquisition of the Hilton Jacksonville Riverfront Hotel. Includes 60,581 units held by the Edgar Sims Irrevocable Trust for which Andrew M. Sims, Kim E. Sims and Christopher L. Sims serve as co-trustees. Kim E. Sims redeemed 80,000 units for common stock on March 1, 2007 and 50,000 units for common stock on August 28, 2007.

(6)	Represents 308,234 units held by Khersonese Investment (USA) Inc., 6,832 units held by IPAX and 49,020 units held by Phileo Land Company. Supreme Corp. redeemed 368,168 units for common stock on March 22, 2010. These entities are indirectly controlled by members of the Cheong Family, including Kee Cheok Cheong, Kee Fong Cheong, Kee Seong Cheong, Kee Lai Cheong and Kee Soon Cheong. The address of these four entities is 13th Floor, Bangunan Pak Peng Box #1 No.75, Jalan Petaling, 50000 Kuala Lumpur, Malaysia.

(7)	Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2010, Zayma Realty Holdings Inc. and Amin S. Visram have shared voting and dispositive power over 540,902 shares. The address of Zayma Realty Holdings Inc. and Mr. Visram is 55 King Street West, Suite 801, Kitchener, Ontario, Canada N2G 4W1.

(8)	Includes 9,500 shares of restricted stock granted under our 2004 Long-Term Incentive Plan all of which were fully vested on December 31, 2010. Also includes 3,000 shares of restricted stock granted under our 2004 Long-Term Incentive Plan, which will vest on December 31, 2011.

(9)	Represents 333,099 units held by the Krichman Trust, of which Edward Stein is a Trustee. Mr. Stein disclaims beneficial ownership of these units.

(10)	Includes 17,075 shares of common stock granted under our 2004 Long-Term Incentive Plan.

(11)	The family limited partnership of William J. Zaiser received 206,830 units in connection with our initial public offering and an additional 8,151 units in connection with the acquisition of the Hilton Jacksonville Riverfront Hotel on July 22, 2005.

(12)	Includes 10,363 shares of common stock granted under our 2004 Long-Term Incentive Plan. Also includes 30,000 shares of our common stock granted pursuant to Mr. Folsom’s employment agreement with us that were fully vested on January 1, 2010, and 14,000 shares of restricted stock that were fully vested on January 1, 2011.

(13)	Includes 7,500 shares of restricted stock granted under our 2004 Long-Term Incentive Plan, all of which were fully vested on December 31, 2010. Also includes 3,000 shares of restricted stock granted under our 2004 Long-Term Incentive Plan, which will vest on December 31, 2011. Includes 8,000 shares held by Claudia O’Hanlon, Mr. O’Hanlon’s spouse.
(14)	Includes 7,000 shares of restricted stock granted pursuant to Mr. Fiel’s employment agreement with us that will vest on June 7, 2011, 7,000 shares of restricted stock that will vest on June 7, 2012, and 7,000 shares of restricted stock that will vest on June 7, 2013.

(15)	Includes 3,750 shares of common stock granted under our 2004 Long-Term Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and the beneficial owners of more than 10% of the common stock to file reports of ownership and changes in ownership of equity securities of the Company with the Securities and Exchange Commission and to furnish the Company with copies of such reports. To the best of our knowledge, all of the filings by our directors and executive officers were made on a timely basis during the 2010 fiscal year. We are not aware of any beneficial owners of more than 10% of our common stock other than as disclosed in the Principal Holders Table.

PROPOSAL I—ELECTION OF DIRECTORS

The directors of the Company are elected by the stockholders annually. The board of directors currently consists of seven (7) members. Each director’s term of office expires at the Annual Meeting. Each of the individuals named below has been nominated for election to the board of directors at the Annual Meeting to hold office until the 2012 annual meeting of stockholders and until their successors are elected and qualified. Current director Christopher L. Sims will be completing his service as a director at the Annual Meeting and will not be standing for re-election.

David J. Beatty, J. Paul Carey, James P. O’Hanlon, Andrew M. Sims, Kim E. Sims, Edward S. Stein and General Anthony C. Zinni (the “Nominees”), have been nominated by the board of directors, as recommended by our nominating, corporate governance and compensation committee (the “NC&C Committee”), for terms of one (1) year each.

Name	Position with the Company	Age as of the Annual Meeting	History of Service as a Director
David J. Beatty	Director Nominee	67	2004 - 2007
J. Paul Carey	Director	52	2004 - present
James P. O’Hanlon	Director	67	2007 - present
Andrew M. Sims	Chairman of the Board of Directors and Chief Executive Officer	54	2004 - present
Kim E. Sims	Director	56	2004 - present
Edward S. Stein	Director	64	2004 - present
Anthony C. Zinni	Director	67	2004 - present

The persons named as proxies in the enclosed proxy card intend to vote “FOR” the election of the Nominees, unless the proxy card is marked to indicate that such authorization is expressly withheld. Should one or more of the Nominees withdraw or be unable to serve (which the board of directors does not expect) or should any other vacancy occur in the board of directors, it is the intention of the persons named in the enclosed proxy card to vote “FOR” the election of such persons as may be recommended by the board of directors. If there are no substitute nominees, the size of the board of directors may be reduced.

Pursuant to NYSE Rule 452, if your shares are held by your broker and you do not give your broker voting instructions, your shares will not be voted on Proposal I.

Biographical Information

The principal business experience of each Nominee and executive officer of the Company is set forth below. The biographical information below also includes, for each Nominee, the particular experience, qualifications, attributes or skills that led the board of directors to nominate such Nominee to serve as a director of the Company.

Nominees for Directors

David J. Beatty previously served as a director of the Company from the completion of our initial public offering in December 2004 until 2007. He began his 39 plus year career in finance and real estate development as head of marketing operations for George Kaufman real estate development group in 1972. He was a founder of Essex Commercial Mortgage in 1987 and founder and President of CENIT Commercial Mortgage Corp. in 1990. In 2001, Mr. Beatty founded TowneBank Commercial Mortgage, LLC, where he currently serves as President. TowneBank Commercial Mortgage specializes in placing debt and equity for the lodging industry. He has been President of Guest Quarters, Inc., Treasurer and Chief Financial Officer of Guest Quarters Development Group and President of mortgage financing for Lawson-Essex, Inc. Mr. Beatty received a bachelor of arts degree from Georgetown University and a master of business administration degree from the Darden School of Business at the University of Virginia.

The board of directors concluded that Mr. Beatty has the relevant professional experience and skills to serve as director of the Company, as evidenced by Mr. Beatty’s former service as director of the Company, because of his corporate and financial leadership as president and chief financial officer of a hotel company as well as his current position of president at TowneBank Commercial Mortgage, LLC.

J. Paul Carey became a director prior to completion of the initial public offering in December 2004 and serves as the chairman of the audit committee. Mr. Carey is currently the Managing Partner for JPT Partners, a privately held investment partnership created to acquire and manage transaction-processing companies in the education and financial services industry, a position he has held since October 2003. Prior to his position with JPT Partners, Mr. Carey served as the Chief Executive Officer of Enumerate Solutions, Inc., a venture backed software company, from November 2001 until October 2003. Mr. Carey also served as the Executive Vice President for Sallie Mae and was responsible for financial reporting from August 1997 to April 2001, and as a partner with LCL Ltd., a financial advisory management and investment firm, from March 1993 to August 1997. He serves on the Board of Trustees of the Stone Ridge School. Mr. Carey also serves on the board of directors of Campus Partners, a leading processor of campus based student loans. Mr. Carey received a master of business administration degree from the University of Maryland and a bachelor of science degree from The Catholic University of America.

The board of directors concluded that Mr. Carey has the relevant professional experience and skills to serve as director of the Company because of his significant financial expertise. Mr. Carey has twenty-seven years of experience in finance and financial services, holding principal executive officer positions in financial reporting, financial planning and analysis, budgeting, asset-liability management and other areas of financial management. During his time at Sallie Mae, in addition to financial reporting, Mr. Carey was responsible for all investor and regulatory relations and management.

James P. O’Hanlon became a director in March 2007 and serves on the NC&C Committee, as well as the audit committee. Mr. O’Hanlon retired from Dominion Energy in January 2003 after serving as President and Chief Operating Officer for three years. He previously served as Chief Operating Officer of Dominion Generation, a generating unit of Dominion Resources, upon its formation in May 1999. Prior to his employment with Dominion Generation, Mr. O’Hanlon was with a subsidiary of Virginia Power since 1989 and served as Vice President-Nuclear Services, Vice President-Nuclear Operations and subsequently, Senior Vice President-Nuclear. He is a Captain (retired) in the U.S. Naval Reserves. Since 2003, Mr. O’Hanlon has provided consulting services in the areas of management appraisals, budget reviews, and safety assessments. Mr. O’Hanlon received a bachelor of science degree in Marine Engineering from the United States Naval Academy and completed studies in nuclear engineering at the U.S. Naval Nuclear Power School. He has also pursued postgraduate studies at Penn State University and the University of Virginia, Darden School of Business.

The board of directors concluded that Mr. O’Hanlon has the relevant professional experience and skills to serve as director of the Company because of his corporate leadership as president and chief operating officer at one of the nation’s largest energy generation companies. Mr. O’Hanlon’s former positions provide a practical background of business and technical experience while serving in executive, management, and supervisory positions.

Andrew M. Sims is our chief executive officer and chairman of the board and has served in such capacity since our inception in August 2004. In addition, Mr. Sims served as our president from our inception through December 31, 2010. He served as President of MHI Hotels Services from 1995 until August 2004 after serving for seven years as Vice President of Finance and Development. As President of MHI Hotels Services, Mr. Sims oversaw company operations as well as the areas of accounting and finance, marketing, development and franchise relations. Andrew M. Sims is the brother of Kim E. Sims and Christopher L. Sims. Mr. Sims serves as a director of MHI Hotels Services. Mr. Sims has a bachelor of science degree in commerce from Washington & Lee University.

The board of directors concluded that Mr. Sims has the relevant professional experience and skills to serve as director of the Company because he has spent over thirty years in the hospitality industry and has experience operating, developing and owning hotel properties. Mr. Sims has held several positions in hotel management, including general manager and president of the hotel company, MHI Hotel Services. Most recently, as chief executive officer, Mr. Sims has developed and expanded the Company’s hotel portfolio and managed franchise, banking and third party service-provider relations. Mr. Sims’ employment agreement with us provides that we must nominate him to serve as a director.

Kim E. Sims became a director upon completion of our initial public offering in December 2004 and is the President and a director of MHI Hotels Services, a position he has held since December 2004. Mr. Sims served as Executive Vice President of Operations of MHI Hotels Services from 1995 until 2004 and has provided thirty years of service at MHI Hotels Services. He has a bachelor of science degree in commerce from Washington & Lee University. Kim E. Sims is the brother of Andrew M. Sims and Christopher L. Sims.

The board of directors concluded that Mr. Sims has the relevant professional experience and skills to serve as director of the Company because of his more than thirty year experience in hotel management and operations. As president of MHI Hotels Services, Mr. Sims has an expertise in the hospitality industry that enhances the dialogue of the board of directors. Under the terms of our strategic alliance agreement, MHI Hotels Services has the right to nominate one (1) person for election to our board of directors at each annual meeting of stockholders for so long as Andrew M. Sims, Kim E. Sims, Christopher L. Sims and their affiliates and families own, in the aggregate, not less than 1.5 million units or shares of our common stock. MHI Hotels Services’ nominee for director is Kim E. Sims.

Edward S. Stein became a director upon completion of our initial public offering in December 2004 and is chairman of the NC&C Committee and is a member of the audit committee. He is a founding partner of the Norfolk, Virginia law firm of Weinberg and Stein. Mr. Stein has practiced law in the areas of real estate, estate planning, probate, corporate law, business law and licensing since 1974. He is admitted to the Virginia Bar and is a member of the Norfolk and Portsmouth, Virginia Bar Associations. Mr. Stein received a bachelor of arts degree from Harvard University and a juris doctor degree from the University of Virginia School of Law.

The board of directors concluded that Mr. Stein has the relevant professional experience and skills to serve as director of the Company because he has spent more than thirty-five years practicing business, tax and corporate law and had served effectively as counsel for fourteen years to MHI Hotels Services. Mr. Stein also has developed and rehabilitated real estate and has experience in venture capital transactions.

General Anthony C. Zinni became a director in December 2004 upon completion of our initial public offering and is a member of the NC&C Committee. General Zinni has been a director at BAE Systems since 2001 and served as Chief Executive Officer on an interim basis during 2009. General Zinni also served as a director of DynCorp International from 2006-2008 and served as the Executive Vice President of DynCorp

International from July 2008-December 2008. He retired from the U.S. Marine Corps after 39 years of service in October 2000. During his military career, General Zinni served as the Commanding General, First Marine Expeditionary Force from 1994 to 1996, and as Commander-in-Chief, U.S. Central Command from 1997 to 2000. General Zinni has participated in numerous humanitarian operations and Presidential diplomatic missions. In November 2001, General Zinni was appointed senior adviser and U.S. envoy to the Middle East by Secretary of State Colin Powell. Since November 2000, General Zinni has consulted in the areas of defense, military, national security, foreign policy and regional issues. Since 2008, he has served as a professor at Cornell University. In 2008, he also served as a professor at Duke University. General Zinni received a bachelor of arts degree in economics from Villanova University. He also earned a master of arts degree in international relations from Salve Regina College, a master of science degree in management and supervision from Central Michigan University, and honorary doctorate degrees from both the College of William and Mary and the Marine Maritime Academy.

The board of directors concluded that General Zinni has the relevant professional experience and skills to serve as director of the Company because he is a skilled and experienced leader who has a strong background in corporate governance. General Zinni’s leadership experience includes almost forty years in the U.S. Marine Corps and, most recently, as a director and executive officer of BAE Systems and DynCorp International, two (2) large global security and defense public companies. General Zinni has served on four (4) private company boards in addition to his public company board involvement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES.

Executive Officers of the Company Who Are Not Directors

Anthony E. Domalski, 49, is our vice-president and chief accounting officer. He joined our Company in May 2005 and was appointed an officer by the board of directors in July 2006. A certified public accountant, he is responsible for financial and tax reporting. From 2001 to 2005, Mr. Domalski served as Chief Financial Officer for SwissFone, Inc., a Washington, DC based telecommunications company, where he assisted in a management-led buyout of the U.S. international wholesale division from Swisscom, AG. Prior to his tenure at SwissFone, Inc., Mr. Domalski held several other senior financial positions in the telecommunications and hospitality industry and spent nine years at a local public accounting firm. Mr. Domalski is a member of the American Institute of Certified Public Accountants. Mr. Domalski received a bachelor of science degree in accounting and finance from the University of Maryland.

Patrick V. Fiel, Jr., 35, is our vice president and general counsel. He was appointed to these positions in June 2010. Mr. Fiel is responsible for overseeing the Company’s legal and corporate compliance requirements. Prior to joining us, from 2008 to 2009, Mr. Fiel acted as Assistant General Counsel for Bank of America Corporation where he provided legal coverage for the Global Corporate & Investment Banking, Global Mortgage Products and Corporate Treasury groups and specifically advised in the areas of mortgage finance, structured products and securitization. Prior to his tenure at Bank of America Corporation, from 2005 to 2008, Mr. Fiel was an associate at the law firm of Hunton & Williams LLP, where he specialized in capital markets and structured finance transactions. Mr. Fiel was also an associate at the law firm of Lewis, King, Krieg, & Waldrop, P. C., from 2004 to 2005. Mr. Fiel is a graduate of the College of William and Mary and received his juris doctor degree, with a concentration in business transactions, from the University of Tennessee College of Law, where he was Editor-in-Chief of the Tennessee Journal of Business Law.

David R. Folsom, 46, is our president and chief operating officer. He was appointed to the position of president in January 2011 and to the position of chief operating officer in January 2006. Mr. Folsom also served as our executive vice president from January 2006 to December 2010. Mr. Folsom assists the chief executive officer in the execution of our strategic business plan and coordinates our capital raising and borrowing efforts, as well as sourcing and conducting due diligence on potential acquisitions to facilitate the Company’s growth. Prior to joining our Company, Mr. Folsom was Vice President of Paragon Real Estate, a Cleveland-based early stage real estate venture focusing on distressed multi-family assets in 2005. From 2001 to 2005, he was an investment banker with BB&T Capital Markets, where he served in the Real Estate Securities Group and Debt Capital Markets Groups. While at BB&T, Mr. Folsom participated in over 70 equity, debt and preferred stock underwritings, as well as financial advisory transactions across many industries. He was a member of the lead underwriting team that took our Company public in 2004. Mr. Folsom served as a commissioned officer in the U.S. Marine Corps, is a graduate of the U.S. Naval Academy, and received a master of business administration degree from Georgetown University.

William J. Zaiser, 65, is our executive vice president, chief financial officer, treasurer and corporate secretary, positions he has held since our inception in August 2004. A certified public accountant licensed in the State of Maryland, he is responsible for financial analysis, cash management, insurance, investment, risk management and financial reporting. Mr. Zaiser began his career with MHI Hotels Services as a computer consultant, and became the first corporate controller for MHI Hotels Services. In 1990, he was elected to the board of directors and was promoted to Vice President of Accounting, a position he held until August 2004. As Vice President of Accounting, Mr. Zaiser was responsible for financial analysis, cash management, insurance, investment and financial reporting. Mr. Zaiser serves as a director of MHI Hotels Services. Before joining the hospitality industry, Mr. Zaiser was an instructor of mathematics at the University of Maryland, Montgomery College, and several high schools. Mr. Zaiser is a member of the American Institute of Certified Public Accountants and the Hospitality Financial and Technology Professionals. Mr. Zaiser received a master of arts degree in applied mathematics from the University of Maryland and a bachelor of arts degree in mathematics and physics from Ohio Wesleyan University.

Meetings and Certain Committees of the Board of Directors

The board of directors conducts its business through meetings of the board of directors and through its committees. The board has two (2) standing committees: the NC&C Committee and an audit committee. During the fiscal year ended December 31, 2010, the board of directors of our Company held four (4) regular meetings and two (2) special meetings. No director of the Company attended fewer than 75% of the total meetings of the board of directors and committee meetings on which such board member served during this period. Six (6) of the seven (7) directors attended the 2010 annual meeting of stockholders.

Independent Directors

All of the members of the audit committee and the NC&C Committee and a majority of the Company’s board of directors must meet the test of “independence” as defined by the listing standards of the NASDAQ® Stock Market or NASDAQ. The NASDAQ standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the board of directors has a responsibility to make an affirmative determination that a director has no relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would interfere with the exercise of independent judgment. Our board of directors has determined that each of Messrs. Beatty, Carey, O’Hanlon, Stein and Zinni satisfies the bright-line criteria and that none has a relationship with the Company that would interfere with such person’s ability to exercise independent judgment as a member of the board of directors. Therefore, we believe that each of such directors is independent under the NASDAQ rules.

The NC&C Committee is currently comprised of directors Stein, O’Hanlon and Zinni. All members of the NC&C Committee are independent in accordance with the listing standards of the NASDAQ. This standing committee determines the salary for the chief executive officer, executive vice-president and chief financial officer and the president and chief operating officer. The purpose of the NC&C Committee is to make recommendations to the board of directors regarding corporate governance policies and practices, recommend criteria for membership on the board of directors, make recommendations to the board of directors of potential director nominees, make recommendations to the board of directors concerning the membership, size and responsibilities of each of the committees, develop general policies relating to compensation and benefits, determine compensation for, and evaluate the performance of, our executive officers and administer our 2004 Long-Term Incentive Plan, which we refer to as our Long-Term Incentive Plan. The NC&C Committee met two (2) times during fiscal year 2010. The Company has adopted a written charter that was amended on March 17, 2010 and sets forth the specific functions and responsibilities of the committee. The amended NC&C Committee charter is available on our website at www.MHIHospitality.com.

The audit committee, a standing committee, is currently comprised of directors Carey, Stein and O’Hanlon. The board of directors has determined that J. Paul Carey, chairman of the audit committee, qualifies as “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. All members of the audit committee are independent in accordance with the listing standards of the NASDAQ. The audit committee meets with the independent registered public accounting firm, Witt Mares, PLC, to discuss the annual audit and any related matters. The audit committee is further responsible for internal controls over financial reporting. The audit committee has adopted a written charter. The audit committee charter is available on our website at www.MHIHospitality.com. The audit committee met eleven (11) times in fiscal year 2010.

Risk Oversight

The chief financial officer has responsibility for the day-to-day risk management function of the Company and reports directly to the audit committee regarding issues related to risk management for the audit committee’s review and assessment. The audit committee meets with the chief financial officer to review and discuss the Company’s risk management and related policies and procedures. The audit committee meets as often as and to the extent that the audit committee deems necessary or appropriate, but at least annually in connection with the audit of each fiscal year’s financial statements.

Additionally, the charters of the board’s committees delegate to the committees various elements of the board’s risk oversight responsibility. For example, our audit committee is responsible for periodically inquiring of management, the members of the internal audit department and the independent auditors about the Company’s major financial risks or exposures; discussing the steps management has taken to monitor and control such exposures; and discussing guidelines and policies with respect to risk assessment and risk management. Our NC&C Committee oversees risks associated with our corporate governance guidelines; our executive compensation plans and arrangements; and our code of business conduct, including compliance with listing standards for independent directors, committee assignments and conflicts of interest. All these risks are discussed with the entire board of directors as often as and to the extent that the committees deem necessary or appropriate.

Report of the Audit Committee

For the fiscal year ended December 31, 2010, the audit committee: (i) reviewed and discussed the audited financial statements with management, (ii) discussed with the Company’s independent registered public accounting firm, Witt Mares, PLC, all matters required to be discussed by the Statement on Auditing Standards No. 61, as modified and superseded (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and (iii) received the written disclosures and letter from Witt Mares, PLC required by the applicable requirements of the Public Company Accounting Oversight Board regarding Witt Mares, PLC’s communications with the audit committee concerning independence and discussed with Witt Mares, PLC its independence. Based on the foregoing review and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Audit Committee:

J. Paul Carey—Chairman

Edward S. Stein

James P. O’Hanlon

Director Nomination Process

The board of directors is responsible for assembling for stockholder consideration a group of nominees that, taken together, have the experience, qualifications, attributes and skills appropriate for functioning effectively as a board. The NC&C Committee works with the board of directors to determine the appropriate characteristics, skills and experiences for the board as a whole and its individual members with the objective of having a board with a diverse background and experiences and makes recommendations to the board of potential nominees. When recommending candidates, the NC&C Committee assesses the board’s size and composition; corporate governance policies; applicable listing standards and laws; individual director performance, expertise and willingness to serve actively; the number of other public and private company boards on which a director candidate serves; consideration of director nominees proposed or recommended by stockholders and related policies and procedures; and other appropriate factors. Characteristics expected of all directors include integrity, high personal and professional ethics, strong professional reputation and record of achievement, constructive and collegial personal attributes, sound business judgment and the ability and commitment to devote sufficient time and energy to board service. There are no minimum qualifications that the NC&C Committee has established for a candidate recommended to the board of directors by the NC&C Committee. The NC&C Committee does not have a diversity policy; however, the NC&C Committee seeks to include on the board a complementary mix of individuals with diverse backgrounds and skills reflecting the broad set of challenges that the board confronts. In evaluating the suitability of individual board members, the NC&C Committee takes into account many factors, including general understanding of marketing and finance; understanding of our business; education and professional background; personal accomplishment; diversity of viewpoint; business expertise; and industry knowledge. The board of directors, through the NC&C Committee, evaluates each individual in the context of the board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience. The NC&C Committee evaluates each incumbent director to determine whether such person should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s contributions to the board during the current term.

In recommending candidates to the board of directors, the NC&C Committee will consider nominees recommended by stockholders so long as the recommendation is submitted to our corporate secretary within the timeframe required to request a proposal that will be included in the proxy materials for our next annual meeting of stockholders. However, the NC&C Committee may, in its sole discretion, reject any such recommendation for any reason.

Under the terms of our strategic alliance agreement, MHI Hotels Services LLC (“MHI Hotels Services”) has the right to nominate one (1) person for election to our board of directors at each annual meeting of stockholders for so long as Andrew M. Sims, Kim E. Sims, Christopher L. Sims and their affiliates and families own, in the aggregate, not less than 1.5 million units or shares of our common stock. MHI Hotels Services’ nominee for director is Kim E. Sims. Kim E. Sims is not considered independent under the corporate governance standards of the NASDAQ.

In addition, Andrew M. Sims’ employment agreement with us provides that we must nominate him to serve as a director. The nomination right afforded to MHI Hotels Services and that provided for under Andrew M. Sims’ employment agreement are subject to the determination of the NC&C Committee, in connection with each annual or special meeting of stockholders at which directors will be elected, that the nominee satisfies the standards established by the committee for service on the board. If Andrew M. Sims fails to be nominated to our board of directors or is involuntarily removed from our board of directors, unless for cause or vote by the stockholders, he will receive, among other things, a severance payment equal to three (3) times his combined salary base and actual bonus compensation for the preceding fiscal year. Andrew M. Sims is not independent under the corporate governance standards of the NASDAQ.

The board of directors believes that its procedures comply with the requirements of the NASDAQ and provide adequate assurance that nominations are approved by independent directors.

Leadership Structure

Our board of directors remains committed to maintaining strong corporate governance and appropriate independent oversight of management. The board has given careful consideration to our Company’s leadership structure and has determined that our Company and our stockholders currently are best served by having Andrew M. Sims serve as both chairman of the board of directors and chief executive officer. This structure enables Andrew M. Sims to ensure that (i) the board’s agenda reflects our strategic challenges and opportunities; (ii) the board is presented with information required for it to fulfill its responsibilities; and (iii) board meetings are as productive and effective as possible. In the view of the board, the combined role of chairman and chief executive officer promotes unified leadership and direction for the board and executive management and it allows for a single, clear focus for the chain of command to execute the Company’s strategic initiatives and business plan. The board believes that this leadership structure is also appropriate given the size of the Company. The Company has only nine (9) employees and a board of seven (7) directors. Due to the size of our Company, it would not be financially and strategically prudent to have separate leadership roles. Andrew M. Sims has spent his career in leadership positions at the Company and our management company, MHI Hotels Services. His superior knowledge of all aspects of the Company, the hotel management company and the hospitality industry makes him the most qualified person to serve both roles for the Company.

The board of directors and its committees oversee the effectiveness of management policies and decisions, including the execution of key strategic initiatives. Each of the board’s committees is composed entirely of independent directors. Consequently, independent directors directly oversee such critical matters as the compensation of executive management, including Andrew M. Sims’ compensation, the selection and evaluation of directors and the development and implementation of corporate governance programs. The independent directors conduct an annual performance review of the chairman and chief executive officer, assessing the Company’s financial and non-financial performance and the quality and effectiveness of Andrew M. Sims’ leadership. In addition, the NC&C Committee oversees the processes by which Andrew M. Sims is evaluated. The board believes that the Company’s corporate governance documents, which are available on the Company’s Web site, help ensure that strong and independent directors will continue to play the central oversight role necessary to maintain the Company’s commitment to the highest quality corporate governance. Pursuant to these governance principles, independent board members meet as often as and to the extent that the independent directors deem necessary or appropriate at executive sessions without management present.

Our board of directors has designated Edward S. Stein, the chairman of the NC&C Committee, to serve as the lead independent director. The lead independent director serves as chairman of meetings of the independent directors. The lead independent director, a separate and independent position from the chairman, calls meetings, supervises the conduct of meetings of the independent directors, records the minutes and reports meeting results and any decisions of the independent directors to our chairman, and facilitates communication between the independent directors, the chairman and management. The position held by Edward S. Stein ensures effective corporate governance for our Company.

Stockholder Communications

The board of directors does not have a formal process for stockholders to send communications to the board. In view of the infrequency of stockholder communications to the board of directors, the board does not believe that a formal process is necessary. Written communications received by our Company from stockholders are shared with the full board no later than the next regularly scheduled board meeting. The board encourages, but does not require, directors to attend the annual meeting of stockholders.

DIRECTOR AND EXECUTIVE COMPENSATION

The NC&C Committee is responsible for developing our policies relating to compensation and benefits, determining compensation for, and evaluating the performance of, certain of our executive officers, and administering our Long-Term Incentive Plan. The NC&C Committee determines compensation for our three (3) most highly paid executive officers: the chief executive officer, the executive vice-president and chief financial officer and the president and chief operating officer. We refer to these three (3) executive officers as our principal executive officers.

The NC&C Committee’s principal objective in establishing compensation policies is to develop and administer a comprehensive program designed to attract and retain outstanding managers. The NC&C Committee’s guidelines for compensation of our principal executive officers are designed to provide fair and competitive levels of total compensation while linking elements of compensation with performance. A further objective of our compensation policies is to provide incentives and reward each principal executive officer for his contribution to our Company. To that end, the NC&C Committee believes executive compensation packages provided by us to the principal executive officers should include both cash and stock-based compensation that reward performance as measured against established goals.

Elements of our Compensation Plan

Elements of compensation for our principal executive officers consist principally of base salary, performance bonuses and awards of shares of restricted common stock under our Long-Term Incentive Plan. In determining each element of compensation for each principal executive officer, the NC&C Committee primarily considers:

•	market data relating to an identified peer group;

•	company performance in light of specified goals and guidance;

•	recommendations of the chief executive officer;

•	individual performance of the principal executive officer; and

•	the terms of each principal executive officer’s employment agreement.

Base Salary

The original base salary amounts of the principal executive officers were provided for in their employment agreements and are subject to adjustment pursuant to the terms of those agreements. In setting base salaries, and annually considering adjustments, the NC&C Committee uses an evaluation process considering the principal executive officer’s position, level and scope of responsibility and an evaluation of base salaries and other benefits of other executive officers of comparable companies, including an analysis of our Company’s current operating results.

Cash Bonus Plan

Under our employment agreements with the principal executive officers, each principal executive officer is eligible to receive a bonus in amounts between 20%-30% of base salary. The NC&C Committee has reviewed these agreements and has determined in the best interests of the Company to structure a cash bonus plan that may award above or below the 20%-30% range indicated in the agreements subject to consideration of the following metrics:

•	achieving the Company goal for funds from operations (“FFO”);

•	stock performance relative to our company peer group; and

•	realizing personal and other Company goals established by our board of directors based on recommendations from our chief executive officer.

The NC&C Committee has determined that for 2011, the annual target bonus for which our chief executive officer, our chief financial officer and our chief operating officer is eligible to receive will be an amount between twenty percent (20%) and thirty percent (30%) of each such executive’s base salary.

Long-Term Stock Bonus Program

The NC&C Committee formulated, and the board of directors adopted, a Long Term Stock Bonus Program, as amended, for the five year period 2007-2011, which is implemented in conjunction with our Long-Term Incentive Plan, discussed below. Currently, the program covers our chief executive officer, our executive vice-president and chief financial officer and our president and chief operating officer. When the Long-Term Stock Bonus Program was established, the NC&C Committee determined the appropriate target amounts of stock awards for each principal executive officer by reviewing market data relating to compensation programs for senior executives in the Company’s peer group. At that time, the NC&C Committee confirmed they had identified appropriate targets and metrics with its compensation consultants, HVS Executive Search.

On February 1, 2010, the board of directors amended the Long-Term Stock Bonus Program as applied to Andrew M. Sims’ annual target stock bonus wherein the annual target amount was increased to the level described below.

The Long-Term Stock Bonus Program covers a five-year period, with annual targets of 15,000 shares for award to our chief executive officer, 4,000 shares for award to our executive vice president and chief financial officer and 2,000 shares for award to our president and chief operating officer. For Andrew M. Sims, 5,000 of those shares will be deemed earned each year if Andrew M. Sims has been continuously employed by the Company for the full year. For William J. Zaiser and David R. Folsom, fifty percent (50%) of the targeted amount of shares will be deemed earned each year if the principal executive officer has been continuously employed by the Company for the full year. The remaining shares for Andrew M. Sims and fifty percent (50%) of the shares for William J. Zaiser and David R. Folsom each year may be awarded based on the Company’s and/or the principal executive officer’s performance in four (4) areas:

•	FFO, as compared with projections;

•	shareholder return for the year as compared with our company’s peer group;

•	absolute shareholder return, comprised of stock appreciation from the first of each year, together with dividends paid during the year, with 12% as the annual target; and

•	a subjective determination of the achievement of individual goals.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally sets a limit of $1.0 million on the amount of annual compensation paid to an executive officer (other than certain enumerated categories of compensation, including performance-based compensation) that may be deducted by a publicly-held company. It is the policy of the board of directors and the NC&C Committee to seek to qualify executive compensation for deductibility to the extent that such policy is consistent with our overall objectives and executive compensation policy. None of the principal executive officers received compensation in 2010 in excess of the limits imposed under Section 162(m).

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to or earned by Andrew M. Sims, William J. Zaiser and David R. Folsom during the past two (2) fiscal years.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)			All Other Compensation ($)			Total ($)
(a)	(b)	(c)		(d)		(e)			(i)			(j)
Andrew M. Sims, CEO	2010 2009	$ $	342,169 282,984	$ $	50,000 75,000	$ $	21,210 18,315	(1) (2)	$ $	10,955 10,955	(3) (4)	$ $	424,334 387,254
William J. Zaiser, CFO, Executive Vice President and Secretary	2010 2009	$ $	217,141 200,902	$ $	25,000 50,250	$ $	7,575 9,158	(1) (2)	$ $	12,315 11,570	(3) (4)	$ $	262,031 271,880
David R. Folsom, COO and President	2010 2009	$ $	173,757 168,688	$ $	35,000 47,320	$ $	15,150 4,554	(1) (2)	$ $	13,215 11,072	(3) (4)	$ $	237,122 231,634

(1)	Represents the dollar value of restricted stock awards calculated by multiplying the closing market price of our common stock of $3.03 on February 3, 2011, the date of the grant, as reported on the NASDAQ, by the number of shares of restricted stock awarded. The stock awards were accounted for in 2010.

(2)	Represents the dollar value of restricted stock awards calculated by multiplying the closing market price of our common stock of $1.98 on February 8, 2010, the date of the grant, as reported on the NASDAQ, by the number of shares of restricted stock awarded. The stock awards were accounted for in 2009.

(3)	Includes the Company contributions to the 401(k) plan in the amount of $9,800 for each of Andrew M. Sims, William J. Zaiser and David R. Folsom, respectively, in 2010. Also includes insurance premiums paid by our Company for life insurance policies for the principal executive officers in the amount of $1,155 for Mr. Sims, $2,515 for Mr. Zaiser and $3,415 for Mr. Folsom in 2010.

(4)	Includes the Company contributions to the 401(k) plan in the amount of $9,800 for Andrew M. Sims, $9,055 for William J. Zaiser and $7,657 for David R. Folsom in 2009. Also includes insurance premiums paid by our Company for life insurance policies for the principal executive officers in the amount of $1,155 for Mr. Sims, $2,515 for Mr. Zaiser and $3,415 for Mr. Folsom in 2009.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards for Messrs. Sims and Folsom as of December 31, 2010

	Stock awards
Name	Number of shares of stock that have not vested (#)		Market value of shares that have not vested ($)
(a)
Andrew M. Sims	15,000	(1)	$31,650	(2)
David R. Folsom	14,000	(3)	$29,510	(4)

(1)	Pursuant to Mr. Sims’ Employment Agreement with the Company dated as of January 1, 2010, Mr. Sims was issued 15,000 shares on February 1, 2010 which vested and became transferable on January 1, 2011.

(2)	Represents the dollar value of shares of stock calculated by multiplying the closing market price of our common stock of $2.11 on December 31, 2010, as reported on the NASDAQ, by the number of shares.

(3)	Pursuant to Mr. Folsom’s Employment Agreement with the Company dated January 9, 2006, as amended on January 1, 2008, Mr. Folsom was issued 14,000 shares on January 1, 2008 which vested and became transferable on January 1, 2011.

(4)	Represents the dollar value of shares of stock calculated by multiplying the closing market price of our common stock of $2.11 on December 31, 2010, as reported on the NASDAQ, by the number of shares.

No other compensation has been awarded to, earned by or paid to any of our principal executive officers which is required to be reported in the above tables.

On January 1, 2011, we issued 16,000 shares of stock to David R. Folsom pursuant to the terms of his employment agreement dated January 9, 2006. On February 3, 2011, we granted 7,000 shares of stock to Andrew M. Sims, 2,500 shares of stock to William J. Zaiser, and 5,000 shares of stock to David R. Folsom under our 2004 Long-Term Incentive Plan.

2010 Base Salary

For 2010, each executive officer received a 3.0% increase to such person’s base salary over 2009. For 2011, Andrew M. Sims and William J. Zaiser received a 2.5% increase to their base salary over 2010, in addition to the base salary increases pursuant to their employment agreements. For 2011, David R. Folsom received a base salary increase pursuant to the terms of his employment agreement.

2010 Bonuses Awarded

The NC&C Committee awarded cash bonuses to the principal executive officers for fiscal year 2010 of $50,000, $25,000 and $35,000 to Andrew M. Sims, William J. Zaiser and David R. Folsom, respectively. In making its decisions, the NC&C Committee considered the factors described above under the caption “Cash Bonus Program.”

Stock Awards Granted

Pursuant to the Long-Term Stock Bonus Program, the NC&C Committee awarded shares of our Company’s stock to the principal executive officers for fiscal year 2010 of 7,000, 2,500 and 5,000 vested shares to Andrew M. Sims, William J. Zaiser and David R. Folsom, respectively, based on performance in fiscal year 2010. In making its decision, the NC&C Committee considered the factors described above under the caption “Long-Term Stock Bonus Program.”

Employment Agreements

David R. Folsom entered into a new employment agreement with the Company effective January 1, 2011. Mr. Folsom’s employment agreement has an initial term ending on December 31, 2015. Thereafter, the term of Mr. Folsom’s employment agreement will be extended for an additional year, on each anniversary of the commencement date of the agreement, unless either party gives one hundred eighty (180) days prior written notice that the term will not be extended.

Our employment agreements with Andrew M. Sims, our chief executive officer, William J. Zaiser, our executive vice president and chief financial officer, and David R. Folsom, our president and chief operating officer, provide for each executive’s annual salary and possible additional compensation in the form of cash bonus and restricted stock awards. Each executive will receive customary benefits, including a term life insurance policy of $1 million and disability insurance in an amount so that each executive will receive the same monthly payments as under such executive’s respective employment agreement in the event of disability. As described below, the employment agreements provide our executives with severance benefits if such executive’s employment ends under certain circumstances including a change in control. We believe that the employment agreements will benefit us by helping to retain Mr. Sims, Mr. Zaiser and Mr. Folsom and by allowing such executives to focus on their duties without the distraction of the concern for their personal situation in the event of a possible change in control of our Company.

Our employment agreements with Mr. Sims, Mr. Zaiser and Mr. Folsom contain provisions providing for substantial payments to these executives in the event of a change of control of our company. Specifically, if we terminate these executive’s employment without cause or the executive resigns with good reason, which in the case of Mr. Sims includes a failure to nominate Andrew M. Sims to our board of directors or his involuntary removal from our board of directors, unless for cause or by vote of the stockholders, or if there is a change of control, each of these executives is entitled to the following:

•	any accrued but unpaid salary and bonuses;

•	vesting of any previously issued stock options and restricted stock;

•	payment of the executive’s life, health and disability insurance coverage for a period of five (5) years following termination;

•	any unreimbursed expenses; and

•

a severance payment equal to three (3) times for Andrew M. Sims’ and David R. Folsom’s and two (2) times for William J. Zaiser’s respective combined salary and actual bonus compensation for the preceding fiscal year will be paid within five (5) days of the executive officer’s last day of employment.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
J. Paul Carey	$30,125	$6,000	$36,125
James P. O’Hanlon	$25,125	$6,000	$31,125
Edward S. Stein	$30,875	$6,000	$36,875
Anthony C. Zinni	$18,750	$6,000	$24,750

(1)	Represents the dollar value of restricted stock awards calculated by multiplying the closing market price of our common stock of $2.00 on February 4, 2010, the date of grant, as reported on the NASDAQ, by the number of shares of restricted stock awarded. The restricted stock awards were fully vested on December 31, 2010.

The NC&C Committee reviews the level of compensation of our non-employee directors on an annual basis. To determine how appropriate the current level of compensation for our non-employee directors is, the NC&C Committee has historically obtained data from a number of different sources including publicly available data describing director compensation in peer companies.

We compensate our independent, non-employee directors for their services as directors through a mixture of cash and equity-based compensation. Independent, non-employee directors receive annual compensation of $15,000, plus a fee of $750 (plus out-of-pocket expenses) for attendance in person at each meeting of the board of directors, and $750 for each committee meeting attended in person. Directors who attend meetings telephonically receive a fee of $375. Directors who are also officers or employees of our Company or are affiliated with MHI Hotels Services are not paid any director fees. Directors Edward S. Stein and J. Paul Carey each receive an additional $5,000 per year for their services as chair of the NC&C Committee and audit committee, respectively.

On an annual basis, the NC&C Committee makes a recommendation to the board of directors for awards of restricted stock to each independent, non-employee director for its consideration and approval. On February 3, 2011, each independent non-employee director named above received 3,000 shares that will vest on December 31, 2011. On February 4, 2010, each independent non-employee director named above received 3,000 shares that were fully vested on December 31, 2010. Although distributions are paid on all restricted stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, these holders will be prohibited from selling such shares until they vest. To date, the stock awards have been restricted until the last day of the fiscal year in which they were granted.

Long-Term Incentive Plan

We have established our Long-Term Incentive Plan for the purpose of recruiting and retaining our and our affiliates’ executive officers, employees, non-employee directors and consultants. The Long-Term Incentive Plan authorizes the issuance of options to purchase shares of common stock and the grant of stock awards, deferred shares, performance shares and performance units.

Administration of the Long-Term Incentive Plan is carried out by the NC&C Committee. The NC&C Committee may delegate a portion of its authority under the Long-Term Incentive Plan to one or more officers.

Our officers and employees and those of our Operating Partnership and other subsidiaries are eligible to participate in the Long-Term Incentive Plan. Our non-employee directors and other persons that provide consulting services to us and our subsidiaries are also eligible to participate in the Long-Term Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with our audit committee charter and procedures established by the audit committee, our audit committee is responsible for reviewing and approving the terms and conditions of all related party transactions. Any transaction, in which the amount involved exceeds $120,000, and in which a director or executive officer of our Company or a member of the immediate family of a director or officer has a direct or indirect material interest, would need to be approved by our audit committee prior to our Company entering into such transaction. The procedures for review and approval of certain relationships and related transactions are contained in our audit committee charter which is available on our website at www.MHIHospitality.com.

All new related party transactions that were not previously approved were reviewed and approved by our audit committee in 2010, unless otherwise indicated.

Transactions with MHI Hotels Services LLC

MHI Hotels Services is currently the management company for each of our hotels and our leased condominium resort properties.

MHI Hotels Services, our management company, is owned and controlled by Andrew M. Sims, our chairman and chief executive officer, Kim E. Sims and Christopher L. Sims, two (2) of our current directors, William J. Zaiser, our executive vice president and chief financial officer, and Steve Smith, the Executive Vice President of MHI Hotels Services. Two (2) of our current directors, Kim E. Sims and Christopher L. Sims, are currently officers and employees of MHI Hotels Services. Andrew M. Sims, Kim E. Sims, Christopher L. Sims and William J. Zaiser are also directors of MHI Hotels Services. Christopher L. Sims will not be standing for re-election to our board at our 2011 annual meeting.

Strategic Alliance Agreement

On December 21, 2004, we entered into a ten-year strategic alliance agreement with MHI Hotels Services pursuant to which (i) MHI Hotels Services agrees to refer to us (on an exclusive basis) hotel acquisition opportunities in the United States presented to MHI Hotel Services and (ii) unless a majority of our independent directors in good faith concludes for valid business reasons that another management company should manage a hotel owned by us, we agree to offer MHI Hotels Services or its subsidiaries the right to manage hotel properties that we acquire in the United States. Pursuant to the strategic alliance agreement, the Crowne Plaza Jacksonville Riverfront, acquired in July 2005, the Sheraton Louisville Riverside, opened in May 2008, the Crowne Plaza Hampton Marina, acquired in April 2008, and the Crowne Plaza Tampa Westshore, opened in March 2009, are managed by MHI Hotels Services.

In addition, during the term of the agreement, MHI Hotels Services has the right to nominate one (1) person for election to our board of directors at our annual meeting of stockholders, subject to the approval of such nominee by our NC&C Committee for so long as certain of our officers and directors, Andrew M. Sims, Kim E. Sims, Christopher L. Sims and their families and affiliates, hold, in the aggregate, not less than 1.5 million units or shares of our common stock. MHI Hotels Services’ nominee for director is Kim E. Sims.

Management Agreements

Pursuant to the terms of a master management agreement, we have engaged MHI Hotels Services as the property manager for eight (8) of our wholly-owned hotels, and intend to offer MHI Hotels Services the opportunity to manage any future hotels that we lease to our TRS Lessee. Certain of our executive officers and certain of our directors are also directors of MHI Hotels Services.

The master management agreement has a term of ten (10) years for our six (6) initial hotels and a term of ten (10) years for each hotel we acquire in the future that becomes subject to such agreement, including the Crowne Plaza Jacksonville Riverfront and the Crowne Plaza Hampton Marina. During the third quarter of 2006, we sold the Holiday Inn Downtown Williamsburg and purchased the former Louisville Ramada Riverfront Inn, now the Sheraton Louisville Riverside, substituting the Louisville property for the Williamsburg property pursuant to the terms of the master management agreement. MHI Hotels Services benefits from the payment of management fees by us pursuant to our master management agreement. MHI Hotels Services receives a base management fee equal to a percentage of each hotel’s revenues (2.0% for the first year, 2.5% for the second year and 3.0% thereafter). Pursuant to the master management agreement, MHI Hotels Services receives an incentive fee equal to 10% of the amount by which gross operating profit of the hotels on an aggregate basis for a given year exceeds gross operating profits for the same hotels, on an aggregate basis, for a prior year, subject to a maximum amount of 0.25% of the aggregate gross revenue of the hotels.

In January 2008, the master management agreement was amended to revise certain provisions relating to payment by our TRS Lessee to MHI Hotels Services of a project management fee equal to five percent (5%) of the total project costs associated with the management, coordination, planning and execution of a major repositioning or product improvement plan for a company hotel, subject to certain conditions.

In January 2009, we entered into a new management agreement with MHI Hotels Services solely for the management of the Crowne Plaza Tampa Westshore. The audit committee reviewed and approved this new management agreement in January 2009. The agreement changes certain provisions from those contained in the master management agreement for our other eight (8) wholly-owned properties. Specifically, if we terminate the management agreement for convenience, we will pay MHI Hotels Services base and incentive management fees through the end of the initial year of the agreement or ninety (90) days, whichever is greater, as opposed to terms of the master management agreement which provides that MHI Hotels Services must be paid the base and incentive fees for the remainder of the initial or renewal term. The provisions of the new agreement related to base management and incentive management fees are the same as those contained in the master management agreement, except that the incentive fee is calculated on a stand-alone basis for the Crowne Plaza Tampa Westshore, and not on an aggregate basis with the other eight (8) properties. In addition, provisions relating to the submission and approval of the operating budgets were amended.

Any amendment, supplement or modification of the master management agreement and the Tampa management agreement must be in writing signed by all parties and approved by a majority of our independent directors. If the master management agreement terminates as to all of the hotels covered in connection with a default under the master management agreement, the strategic alliance agreement will also terminate.

For the years ended December 31, 2010 and 2009, the Company paid MHI Hotels Services approximately $2.0 million and $1.8 million, respectively, in management fees.

MHI Hotels Services also provides construction services for the Company under the terms of the master management agreement. In 2010, the Company paid $208,400 in construction management fees to MHI Hotels Services. In 2009, the Company paid $361,000 in construction management fees to MHI Hotels Services.

Shell Island Resort

In connection with our space leases for the Shell Island Resort, we entered into sublease arrangements with MHI Hotels LLC and MHI Hotels Two, Inc., affiliates of our management company, MHI Hotels Services. Under the sublease arrangements, MHI Hotels LLC and MHI Hotels Two, Inc. pay us a fixed annual rent of $640,000.

Employee Medical Benefits

We purchase employee medical benefits through Maryland Hospitality, Inc. (d/b/a MHI Health), an affiliate of MHI Hotels Services. For the years ended December 31, 2010 and 2009, the Company paid $2,185,475 and $1,829,710, respectively, for benefits.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

Witt Mares, PLC was the Company’s independent registered public accounting firm for the 2010 fiscal year. The board of directors has appointed Witt Mares, PLC to be the Company’s independent accountants for the fiscal year ending December 31, 2011, subject to ratification by our stockholders. The engagement of Witt Mares, PLC was approved in advance by the audit committee. A representative of Witt Mares, PLC is expected to be present at the Annual Meeting to respond to stockholders’ questions and will have the opportunity to make a statement if the representative so desires. If the stockholders fail to ratify the appointment, the audit committee will reconsider its selection.

Audit Fees. The aggregate fees billed by Witt Mares, PLC for professional services rendered for the audit of the Company’s annual consolidated financial statements, for the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and for audits of acquisitions, consents and the review of Company filings with the Securities and Exchange Commission for the fiscal years ended December 31, 2010 and December 31, 2009 were $210,951 and $233,630, respectively.

Audit-Related Fees. The aggregate fees billed by Witt Mares, PLC for fees associated with audit services not required by statute or regulation and services related to the audit of the annual financial statements and to the review of the quarterly financial statements for the fiscal years ended December 31, 2010 and December 31, 2009 were $20,050 and $6,110, respectively.

Tax Fees. The aggregate fees billed by Witt Mares, PLC for professional services rendered for tax compliance, tax advice or tax planning for the years ended December 31, 2010 and December 31, 2009 were $83,427 and $80,432, respectively.

All Other Fees. The aggregate fees billed by Witt Mares, PLC for professional services rendered for services or products other than those listed under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” for the years ended December 31, 2010 and December 31, 2009 were $4,600 and $12,425, respectively, and consisted of assistance in accounting matters, communications with the Securities and Exchange Commission and issues relating to the Company’s internal controls.

It is the audit committee’s policy to pre-approve all audit and non-audit services prior to the engagement of the Company’s independent auditor to perform any service. All of the services listed above for 2010 and 2009 were approved by the audit committee prior to the service being rendered.

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by the stockholders of the Company at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF WITT MARES, PLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2011 FISCAL YEAR.

STOCKHOLDER PROPOSALS

Proposals of stockholders to be presented at the 2012 annual meeting of stockholders must be received by the Corporate Secretary of the Company at 410 W. Francis Street, Williamsburg, VA 23185 prior to November 29, 2011, which is 120 calendar days prior to the anniversary of the mailing of this proxy statement, to be considered for inclusion in the 2012 proxy materials. If a stockholder wishes to present a proposal at the 2012 annual meeting, whether or not the proposal is intended to be included in the 2012 proxy materials, the bylaws require that the stockholder give advance written notice to the secretary of the Company not less than ninety (90) nor more than one hundred twenty (120) days prior to the anniversary of the mailing date of the 2011 annual meeting materials.

OTHER MATTERS

The board of directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Company common stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

The Company’s 2010 Annual Report to Stockholders accompanies this proxy statement. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 will be furnished without charge to stockholders as of the Record Date upon written request to the Corporate Secretary, MHI Hospitality Corporation, 410 W. Francis Street, Williamsburg, Virginia 23185.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ WILLIAM J. ZAISER
WILLIAM J. ZAISER
SECRETARY

Williamsburg, Virginia

March 29, 2011

ANNUAL MEETING OF STOCKHOLDERS OF

MHI HOSPITALITY CORPORATION

April 19, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 19, 2011

The proxy statement and annual report to security holders

are available on our website at www.MHIHospitality.com.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

MHI HOSPITALITY CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

This proxy is being solicited on behalf of the Board of Directors.

April 19, 2011

The undersigned hereby appoints the board of directors of MHI Hospitality Corporation (the “Company”), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the William & Mary Alumni House, 1 Alumni Drive, Williamsburg, Virginia 23185 on Tuesday, April 19, 2011, at 9:00 a.m., local time, and at any and all adjournments thereof, in the following manner:

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Address change/comments:

Continued and to be signed on the reverse side

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:X

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:				The Board of Directors recommends you vote FOR the following proposal(s):		FOR	AGAINST	ABSTAIN
1.	Election of Directors			2.	To ratify the appointment of Witt Mares, PLC, as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011.	☐	☐	☐
Nominees
NOMINEES:
☐ ☐ ☐	FOR ALL WITHHOLD ALL FOR ALL EXCEPT	¡ David J. Beatty ¡ J. Paul Carey ¡ James P. O’Hanlon ¡ Andrew M. Sims ¡ Kim E. Sims ¡ Edward S. Stein ¡ Gen. Anthony C. Zinni

NOTE: The election of the directors of the nominees listed above with the terms to expire at the 2012 Annual Meeting of Stockholders. Should the above signed be present and elect to vote at the Annual Meeting, or at any adjournments thereof, and after notification to the Corporate Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Corporate Secretary of the Company of his or her decision to terminate this proxy. The above signed acknowledges receipt from the Company prior to the execution of this proxy of an annual report, a Notice of Annual Meeting of Stockholders and a proxy statement dated March 29, 2011.

INSTRUCTIONS:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominees(s) on the line below: —
					Yes	No
				Please indicate if you plan to attend this meeting.	☐	☐
For address change/comments, mark here. (see reverse for instructions)			☐

Signature [PLEASE SIGN WITHIN BOX]	Date:	Signature (Joint Owners)	Date:

Note:	Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

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